EXHIBIT 10.19













           NON-QUALIFIED PLAN OF DEFERRED INCENTIVE COMPENSATION
                         FOR EXECUTIVES OF CERTAIN
                   OPERATING DIVISIONS AND SUBSIDIARIES
                        OF MARK IV INDUSTRIES, INC.

                       ____________________________

                      First Amendment and Restatement

                       ____________________________


                        Effective November 30, 1993

           NON-QUALIFIED PLAN OF DEFERRED INCENTIVE COMPENSATION
                         FOR EXECUTIVES OF CERTAIN
                   OPERATING DIVISIONS AND SUBSIDIARIES
                        OF MARK IV INDUSTRIES, INC.

                         _________________________

                      First Amendment and Restatement

                        __________________________



           WHEREAS, effective March 1, 1991, Mark IV Industries, Inc., a Delaware corporation having its principal place of business at One Towne Centre, John James Audubon Parkway, Amherst, New York ("Mark IV") established a non-qualified plan of deferred incentive compensation known as the "Non-Qualified Plan of Deferred Incentive Compensation for Executives of Certain Operating Divisions and Subsidiaries of Mark IV Industries, Inc." (hereinafter the "Plan"); and

           WHEREAS, the purpose of the Plan is to encourage certain officers and executives of certain direct and indirect wholly owned subsidiaries of Mark IV to implement management policies and procedures which will increase the profitability of such direct and indirect wholly owned subsidiaries and to provide such officers and executives an interest in the overall profitability of Mark IV; and

           WHEREAS, the Plan provides for the establishment, for accounting purposes only, of a hypothetical account for each of the officers and executives that becomes a participant in the Plan and, for each year that such officers and executives are employed by a business unit of Mark IV which meets certain profitability objectives, the Plan provides for the crediting to such hypothetical account of an amount which is up to a stated percentage of the base compensation earned by such executives for such year; and

           WHEREAS, the stated percentage of the base compensation which executives that are participants in the Plan are entitled to have deferred for their benefit under the terms of the Plan and the profitability objectives which must be met in order for such deferrals to be made are established, from time to time, by the Committee appointed to administer the Plan unless the executive is an executive officer of Mark IV, in which case, the stated percentage of the base compensation and the profitability objectives for all participants that are employed by the same business unit as the executive who is an executive officer of Mark IV will be established by the Compensation Committee of the Board of Directors of Mark IV; and

           WHEREAS, the Plan provides that, for purposes of determining the amounts payable to executives that are participants in this Plan, such executives shall be permitted to elect to have the amounts which are credited to their hypothetical accounts established under the Plan, hypothetically invested in common stock of Mark IV; and

           WHEREAS, the Plan provides that, unless there is a change in control of Mark IV, no funds shall be set aside by Mark IV with respect to the obligation of Mark IV to pay the deferred incentive compensation payable under the provisions of the Plan and such obligation shall be payable from the general assets of Mark IV; and

           WHEREAS, the Plan provides that, upon the occurrence of a change in control of Mark IV, cash or immediately available funds in an amount equal to the value of the accounts of participants under the Plan at the time of such change in control (as determined pursuant to Section 5.02) shall be deposited by Mark IV in a trust established for such purpose and containing terms and conditions which would result in such trust being determined to be a "Rabbi Trust" under rulings and regulations of the Internal Revenue Service, including, but not limited to Internal Revenue Service Private Letter Ruling 8113017, Internal Revenue Service Private Letter Ruling 8907034 and such other rules and regulations as may, from time to time, be established by the Internal Revenue Service with respect to the provisions required to be contained in vehicles used to fund non-qualified plans of deferred incentive compensation without resulting in the immediate recognition of income by officers and executives for whom such plan is maintained; and

           WHEREAS, Mark IV desires to amend the terms of the Plan to permit certain specified officers and executives of the direct and indirect wholly owned subsidiaries of Mark IV and certain specified officers and executives of the divisions of Mark IV and its direct and indirect wholly owned subsidiaries to defer the timing of their receipt of payment of all or any part of any bonus or other incentive compensation which they may be entitled to receive under the terms of certain executive bonus arrangements and to provide that the amount of the incentive bonus, if any, which a Participant defers will be credited with hypothetical earnings and paid in accordance with the terms of this Plan; and

           WHEREAS, Mark IV further desires to amend the Plan to permit certain specified officers and executives of the direct and indirect wholly owned subsidiaries of Mark IV and certain specified officers and executives of the divisions of Mark IV and its direct and indirect wholly owned subsidiaries to defer the receipt of all or any part of the salary or wages they are entitled to receive and to provide that the amount of the salary or wages deferred by a Participant, if any, shall be credited with hypothetical earnings and paid in accordance with the terms of this Plan; and

           WHEREAS, Mark IV further desires to amend the Plan to modify the manner in which the amount of the hypothetical earnings which is credited to the Account of a Participant that is also an executive officer of Mark IV will be determined;

           NOW, THEREFORE, Mark IV hereby adopts the following, effective November 30, 1993, as the First Amendment and Restatement of the Non-Qualified Plan of Deferred Incentive Compensation for Executives of Certain Operating Divisions and Subsidiaries of Mark IV Industries, Inc.:

                             TABLE OF CONTENTS



      Article                                                          Page

1.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.    Annual Deferred Compensation Commitment . . . . . . . . . . . . . .8

3.    Accounts and Investments. . . . . . . . . . . . . . . . . . . . . 14

4.    Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . 30

5.    Trust Established Upon Change in Control. . . . . . . . . . . . . 37

6.    Administration. . . . . . . . . . . . . . . . . . . . . . . . . . 39

7.    Amendment, Termination and Merger . . . . . . . . . . . . . . . . 42

8.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . 44

                                ARTICLE 1.
                                Definitions


      1.01 Account means the account established and maintained by the Committee for each Participant to reflect the amount of the deferred compensation payable to each Participant under the terms of this Plan and, in the event a Trust Fund is established pursuant to Section 5.01 hereof, to reflect the interest of each Participant in the Trust Fund. Each Participant's Account shall contain one Annual Allocation Account for each Plan Year in which a portion of any Annual Deferred Compensation Commitment is allocated to the Participant. In addition, if a Participant elects to make a Compensation Deferral pursuant to Section 2.03 hereof, the Participant's Account shall also contain a Compensation Deferral Account for each Plan Year in which the Participant makes a Compensation Deferral. In addition, each Participant's Account shall contain an Interest Account which shall reflect the portion, if any, of each of the Participant's Annual Allocation Accounts and the portion, if any, of each of the Participant's Compensation Deferral Accounts which is not allocated to the purchase of Phantom Stock and a Phantom Stock Account which shall reflect the portion, if any, of each of the Participant's Annual Allocation Accounts and the portion, if any, of each of the Participant's Compensation Deferral Accounts which is allocated to the purchase of Phantom Stock.

      1.02 Affiliate means any corporation under common control with the Employer within the meaning of Internal Revenue Code Section 414(b) and any trade or business (whether or not incorporated) under common control with the Employer within the meaning of Internal Revenue Code Section 414(c).

      1.03 Annual Allocation Account means a sub-account established and maintained by the Committee within the Account of each Participant, for each Plan Year with respect to which a portion of the Annual Deferred Compensation Commitment for such Plan Year is to be allocated to such Participant, and which reflects the portion of the Annual Deferred Compensation Commitment, if any, which is allocated to the Participant's Account for such Plan Year, adjusted to reflect any earnings thereon as provided for in this Plan. The purpose of the Annual Allocation Account is to enable the Committee to determine the vested portion of the total amount which is credited to the Participant's Account and attributable to the Participant's share of an Annual Deferred Compensation Commitment. In the event a Trust Fund is established pursuant to Section 5.01 hereof, the "Annual Allocation Account" shall mean a sub-account established and maintained by the Committee for each Plan Year with respect to which an Annual Deferred Compensation Commitment is to be made and which reflects the proportionate share of the earnings or losses of the Trust Fund attributable to the portion of the Annual Deferred Compensation Commitment allocated to a Participant's Account for a Plan Year.

      1.04 Annual Deferred Compensation Commitment means: (a) with respect to each Business Unit in which none of the Participants is an Executive Officer, the amount, if any, established by the Committee and representing the total amount of the deferred incentive compensation (excluding interest) which Mark IV has agreed and committed to allocate and pay with respect to such Plan Year to all the Participants in such Business Unit; and (b) with respect to each Business Unit in which any of the Participants is an Executive Officer, the amount, if any, established by the Compensation Committee and representing the total amount of the deferred incentive compensation (excluding interest) which Mark IV has agreed and committed to allocate and pay with respect to such Plan Year to all the Participant's in such Business Unit.

      1.05 Applicable Interest Rate means, (a) for Plan Years ending before November 29, 1993, an annual interest rate equal to the sum of: (i) one percent (1%); and (ii) the average of the Prime Rates published in the Wall Street Journal on March 1, June 1, September 1 and December 1 of each year, or, if any such date is a Saturday, a Sunday or a legal holiday on which banks are authorized to be closed, the Prime Rate as published by the Wall Street Journal on the first day following such date which is not a Saturday, Sunday or a legal holiday on which banks are authorized to close; and (b) for Plan Years ending at any time after November 30, 1993, a variable annual interest rate, adjusted, on a quarterly basis, as of March 1, June 1, September 1 and December 1 of each calendar year and equaling one hundred twenty percent (120%) of the Federal long-term interest rate established for such months by the Secretary of the Treasury pursuant to the provisions of Section 1274 of the Internal Revenue Code and the regulations thereunder.

      1.06 Beneficiary means any person or persons designated, in writing, by a Participant to share in the benefits of the Plan after his death, or if none, his spouse, or, if neither, his estate.

      1.07 Business Unit means any division of Mark IV, any direct or indirect wholly owned subsidiary of Mark IV, any division of any direct or indirect wholly owned subsidiary of Mark IV and any combination of any one or more of any of the foregoing which has been identified by the Committee as a group for purposes of establishing the profitability objectives which must be met in order for an Annual Deferred Compensation Commitment to be made on behalf of Participants that are employed by any member of such group.

      1.08 Board of Directors means the Board of Directors of Mark IV.

      1.09 Committee means the administrative committee, referred to in
Section 6.01, designated by the Board of Directors of Mark IV to administer the Plan.

      1.10 Compensation means total base salary or wages to be paid by the Employer to a Participant at his regular rate for services to be rendered during the fiscal year of Mark IV including amounts, if any, contributed to the Mark IV Savings and Retirement Plan (a master 401(k) plan maintained by Mark IV) pursuant to a salary deferral election of the Participant made pursuant to the Mark IV Savings & Retirement Plan, any base salary or wages (but not bonus or other incentive compensation) whose receipt is deferred by the Participant pursuant to the terms of a Compensation Deferral made by the Participant pursuant to this Plan and any amounts deferred by the Participant under the terms of any plan maintained by Mark IV or the Employer under Internal Revenue Code Section 125, but excluding bonuses, currently paid incentive compensation, any portion of the Annual Deferred Compensation



Commitment allocated to the Account of a Participant under this Plan or any other contributions or benefits made to or for the benefit of any Participant under any other pension, profit sharing, insurance, hospitalization or other plan or policy maintained by Mark IV or the Employer for the benefit of any such Participant.

           In the event that a Participant's employment with his or her Employer is terminated for any reason whatsoever, the "Compensation" of such Participant for the Plan Year ending after the date on which such Participant's employment with the Employer is terminated shall be equal to the actual total base salary or wages paid by the Employer to such Participant for the fiscal year of Mark IV year in which the Participant's employment with the Employer is terminated.

           The decision of the Committee as to what constitutes Compensation within the meaning of the foregoing definition shall be conclusive.

      1.11 Compensation Committee means the Compensation Committee of the Board of Directors of Mark IV Industries, Inc.

      1.12 Compensation Deferral means, for the Plan Year ending February 28, 1994, and for each Plan Year thereafter, (to the extent required by the context of the applicable provision) either: (a) an election, made by the Participant in accordance with the provisions of Section 2.03 hereof, to defer the receipt of payment of any salary, wages, bonus or other incentive compensation; or (b) the amount, if any, of the salary, wages, bonus or other incentive compensation payable to a Participant which the Participant has elected to defer the receipt of payment of pursuant to Section 2.03 hereof and which Mark IV has agreed and committed to allocate and pay to such Participant in the future under the terms of this Plan.

      1.13 Compensation Deferral Account means a sub-account established and maintained by the Committee within the Account of each Participant, for each Plan Year in which the Participant that has made a Compensation Deferral for the purpose of valuing the amount of the Compensation Deferral made by the Participant for such Plan Year together with any earnings thereon as provided for in this Plan. In the event a Trust Fund is established pursuant to
Section 5.01 hereof, the "Compensation Deferral Account" shall mean a sub-account established and maintained by the Committee for each Participant for each Plan Year in which the Participant has made a Compensation Deferral and which reflects the amount of the Compensation Deferral allocated to the Participant's Account for such Plan Year, increased or decreased to reflect to proportionate share of the earnings or losses of the Trust Fund attributable to such portion of the Participant's Account.

      1.14 Deferred Bonus Percentage means in the case of each Participant, the maximum percentage of the Compensation payable to such Participant for a Plan Year which may be contributed to the Annual Allocation Account established for such Participant for such Plan Year. In the case of a Participant who is not an Executive Officer, the Deferred Bonus Percentage


shall be established by the Committee. In the case of a Participant who is an Executive Officer, the Deferred Bonus Percentage shall be established by the Compensation Committee.

      1.15 Dollar Value means, an amount equal to the sum of: (a) the total of the dollar amounts credited to the Interest Account portion of each of the Annual Allocation Accounts contained within a Participant's Account, if any, under the terms of the Plan, including all interest credited thereon as provided for in this Plan; and (b) the total of the dollar amounts credited to the Interest Account portion of the Compensation Deferral Account contained within a Participant's Account, if any, including all interest credited thereon as provided for in this Agreement.

      1.16 Effective Date means March 1, 1991.

      1.17 Employer means, with respect to each Participant (as hereinafter defined), any division of Mark IV, any direct or indirect wholly owned subsidiary of Mark IV or any division of any direct or indirect wholly owned subsidiary for whom such Participant performs personal services for wages as defined in Section 3121(a) of the Internal Revenue Code.

      1.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and corresponding provisions of future laws, as amended.

      1.19 Executive Officer means an individual who, by virtue of his position, duties and responsibilities with respect to Mark IV and any of its direct or indirect wholly owned subsidiaries is required, pursuant to the applicable provisions of the Securities and Exchange Act of 1934, as amended, to report to the U.S. Securities and Exchange Commission, the amount of and any changes in his ownership of any common stock or other equity securities of Mark IV.

      1.20 Fiduciary means any person with respect to the Plan to the extent:

           (a) He exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

           (b) He renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has any authority or responsibility to do so; or

           (c) He has any discretionary authority or discretionary responsibility in the administration of the Plan.

           This term also includes persons designated by the Committee to carry out fiduciary responsibilities under the Plan. A Fiduciary may serve in more than one fiduciary capacity (including service as both Trustee and Committee) with respect to this Plan.

      1.21 Interest Account means a sub-account established and maintained by the Committee within each Participant's Account for the purpose of valuing the portion of each of the Participant's Annual Allocation Accounts, if any, and the portion of each of the Participant's Compensation Deferral Accounts, if any, which is not allocated to the purchase of Phantom Stock.

      1.22 Internal Revenue Code, Code and IRC each mean the Internal Revenue Code of 1986, as amended.

      1.23 Investment Manager means that person so designated by the Committee to manage and invest designated Plan assets, who acknowledges his acceptance in writing and who is either: (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940; (b) a bank, as defined in that Act; or (c) an insurance company qualified to perform investment management services under the laws of more than one state.

      1.24 Participant means any person who has engaged in rendering personal services for wages (as defined in Section 3121(a) of the Internal Revenue
Code) for any division of Mark IV (other than the Mark IV corporate headquarters division) or for any direct or indirect wholly owned subsidiary of Mark IV and who has also been designated as a participant in this Plan by the Committee, or, in the case of any Executive Officer, who has been designated as a participant in this Plan by the Compensation Committee and notified in writing by the Committee that he or she is a Participant in this Plan.

           For purposes of this Plan, an individual's participation in this Plan shall be terminated and such individual shall no longer be considered a Participant for purposes of this Plan upon the date that the amount payable to such individual under this Plan has been paid in full. Accordingly, any individual whose employment with the Employer has been terminated for any reason whatsoever (including death) shall continue to be considered a Participant in this Plan until the amount payable to or on behalf of such individual under this Plan has been paid in full.

      1.25 Phantom Stock means the shares of common stock of Mark IV, if any, which are hypothetically allocated to a Participant's Account pursuant to the terms of this Plan, including fractional shares.

      1.26 Phantom Stock Account means a sub-account established and maintained by the Committee within each Participant's Account for the purpose of valuing the portion of each of the Participant's Annual Allocation Accounts, if any, and the portion of each of the Participant's Compensation Deferral Accounts, if any, which is allocated to the purchase of Phantom Stock.

      1.27 Plan means this non-qualified plan of deferred incentive compensation known as the Non-Qualified Plan of Deferred Incentive Compensation for Executives of Certain Operating Divisions and Subsidiaries of Mark IV Industries, Inc.





      1.28 Plan Year means the 12 consecutive month period beginning on March 1 of each calendar year.

      1.29 Share Value means an amount equal to: (a) the sum of: (i) the number of shares of Phantom Stock, if any, credited to the Phantom Stock Account portion of each of the Annual Allocation Accounts contained within a Participant's Account; and (ii) the number of shares of Phantom Stock, if any, credited to the Phantom Stock Account portion of each of the Compensation Deferral Accounts contained within a Participant's Account; multiplied by (b) the applicable price per share of common stock of Mark IV as determined pursuant to Section 3.06 hereof.

      1.30 Trustee means the person or persons, firm or corporation designated by the Board of Directors of Mark IV to serve as Trustee of any Trust Fund which may be created pursuant to the provisions of this Plan, and who, by joining in the execution of the agreement creating such Trust Fund or any amendments thereunder, signifies his acceptance of the Trust Fund and any person or persons, firm or corporation duly appointed as successor Trustee.

      1.31 Trust Fund means one or more trust funds which may be established by Mark IV pursuant to this Plan, and all the assets at any time held by the Trustee of such trust funds.

      1.32 Valuation Date means the last day of February of each calendar year.

      1.33 Vesting Computation Period means each Plan Year.

      1.34 Year of Service means each Plan Year in which the Participant completes at least twelve (12) months of service. For purposes of determining the number of Years of Service completed by a Participant, a Participant shall be deemed to complete one month of service for each calendar month in which the Participant is employed by the Employer and is paid, or entitled to payment from the Employer for services rendered, including, calendar months in which the Participant performs no duties for the Employer but is entitled to payment due to vacation, illness, Employer approved sick or disability leave, Employer approved leave of absence, military leave or jury duty.


                                ARTICLE 2.
                  Annual Deferred Compensation Commitment
                                    and
                          Compensation Deferrals


      2.01 Annual Deferred Compensation Commitment. For each Plan Year (including the Plan Year ending on February 28, 1992) and not later than the time prescribed by law for the filing by Mark IV of its federal income tax return for the fiscal year of Mark IV with or within which such Plan Year ends (including extensions thereof), the Committee shall, with respect to such fiscal year, establish, for each Business Unit in which none of the Participant's is an Executive Officer, the amount, if any, of the Annual Deferred Compensation Commitment to be allocated among the Participants in each such Business Unit with respect to the Plan Year ending with or within such fiscal year.

           In addition, for each Plan Year (including the Plan Year ending on February 28, 1994), and not later than the time prescribed by law for the filing by Mark IV of its federal income tax return for the fiscal year of Mark IV with or within which such Plan Year ends (including extensions thereof), the Compensation Committee shall, with respect to such fiscal year, established for each Business Unit which includes any Participant who is an Executive Officer, the amount, if any, of the Annual Deferred Compensation Commitment to be allocated among the Participant's in each such Business Unit with respect to the Plan Year ending with or within such fiscal year.

           The amount of the Annual Deferred Compensation Commitment for any Plan Year as established by the Committee and the Compensation Committee shall represent the amount which Mark IV has agreed to allocate to the Accounts of Participants in the Plan as of the end of the Plan Year for which such Annual Deferred Compensation Commitment has been made and, unless a Trust Fund is established pursuant to Section 5.01 hereof, no segregation of any assets of Mark IV for the purpose of paying such Annual Deferred Compensation Commitment shall be required.

      2.02 Determination of Annual Deferred Compensation Commitment. For purposes of determining the portion of the Annual Deferred Compensation Commitment, if any, to be allocated to the Account of a Participant for a Plan Year, the Committee, (in the case of each Business Unit which does not include any Participants who are Executive Officers), and the Compensation Committee (in the case of each Business Unit which includes any Participant who is an Executive Officer) shall, on or before the end of each Plan Year, establish profitability objectives for each Business Unit which the Employer of any Participant is a member of. In addition, for purposes of determining the portion of the Annual Deferred Compensation Commitment, if any, to be allocated to the Account of a Participant for a Plan Year, the Committee (in the case of a Participant who is not an Executive Officer) and the Compensation Committee (in the case of a Participant who is an Executive Officer) shall establish a Deferred Bonus Percentage for such Participant.
The amount of such Deferred Bonus Percentage and the nature and level of the profitability objectives may vary for each Plan Year.

           The Committee, if requested by a Participant, in writing, shall provide such Participant, with a written statement of the amount of the Deferred Bonus Percentage and the nature and level of the profitability objectives which have been established for a Plan Year with respect to the Participant and the Business Unit which the Participant's Employer is a member of.

           Thereafter, as soon as practicable following the end of each Plan Year, the Committee (in the case of each Business Unit which does not include any Participants who are Executive Officers) and the Compensation Committee (in the case of each Business Unit which includes any Participant who is an Executive Officer) shall determine whether the profitability objectives for each Business Unit have been met.

           If the Committee or the Compensation Committee (as the case may be) determines that the profitability objectives established for a Business Unit have been met, the Committee or the Compensation Committee (as the case may be) shall establish the amount of the Annual Deferred Compensation Commitment which is to be allocated among the Participants in each such Business Unit.

           If the Committee or the Compensation Committee (as the case may be) determines that the profitability objectives established for a Business Unit have not been met, unless otherwise determined by the Committee (in the case of a Business Unit which does not include any Participants who are Executive Officers) or the Compensation Committee (in the case of a Business Unit which includes any Participant who is an Executive Officer), in its discretion, the Participants whose Employers are members of any such Business Unit shall not be entitled to receive any portion of any Annual Deferred Compensation Commitment for such Plan Year.

           Unless otherwise modified or amended by the Committee, if the Business Unit in which a Participant's Employer is a member meets the profitability objectives established for such Business Unit for a Plan Year, the amount of the Annual Deferred Compensation Commitment which is established for such Business Unit for such Plan Year shall be an amount which provides for an allocation to each Participant in such Business Unit of a percentage of the Deferred Bonus Percentage established for such Participant, which is the same as the percentage (but not in excess of one hundred percent (100%)) of the base salary which is payable for such Plan Year under the terms of the Mark IV Industries, Inc. Executive Bonus Plan to executive officers of Mark IV who are employed at Mark IV's corporate headquarters. Accordingly, unless the manner for establishing the amount of the Annual Deferred Compensation Commitment for a Business Unit is amended or modified by the Committee, if the executive officers of Mark IV who are employed at Mark IV's corporate headquarters receive bonuses under the terms of the Mark IV Industries, Inc. Executive Bonus Plan for a fiscal year of Mark IV which are equal to one hundred percent (100%) or more of the base salary of such executives, the amount of the Annual Deferred Compensation Commitment which is established for each Business Unit which has met its profitability objectives shall be an amount which would provide an allocation for such Plan Year to the Account of each Participant whose Employer was a member of such Business Unit, in an amount equal to one hundred percent (100%) of the Deferred Bonus Percentage established for such Participant for such Plan Year.

      2.03 Compensation Deferrals. For each Plan Year beginning with the Plan Year ending February 28, 1994, each Participant that is provided written notice of his eligibility to defer his receipt of Compensation for such Plan Year may elect to defer his receipt of payment of all or any part of the bonus or other incentive compensation to which he is entitled as provided for in any bonus or other incentive compensation plans which are maintained by Mark IV or any of its direct or indirect wholly owned subsidiaries and in which such Participant is eligible to participate. If a Participant makes a Compensation Deferral with respect to his bonus or other incentive compensation payable in connection with the services he has provided to the Employer for any Plan Year ending on or after February 28, 1994, the amount of the bonus or other incentive compensation which the Participant has elected to defer the receipt of shall not be paid to the Participant by his Employer except as provided for hereunder.

      In addition, for the Plan Year beginning March 1, 1994, and for each Plan Year thereafter, each Participant that is eligible to defer his receipt of any Compensation may elect to defer the receipt of payment of all or any part of the salary or wages, to which he is entitled. If a Participant makes a Compensation Deferral with respect to any portion of the salary or wages to which he is entitled for the Plan Year beginning March 1, 1994 or for any Plan Year thereafter, the portion of the salary or wages which the Participant has elected to defer the receipt of shall not be paid by his Employer except as provided for hereunder.

      The total amount of the Compensation Deferrals made by a Participant (which shall include the total amount of the salary, wages, bonus or other incentive compensation which the Participant has elected to defer the receipt of payment of) together with any earnings thereon as provided for in this Plan, shall represent the amount which Mark IV has agreed to pay to the Participant that makes such Compensation Deferral and, unless a Trust Fund is established pursuant to Section 5.01 hereof, no segregation of any assets of Mark IV for the purpose of paying such Compensation Deferral shall be required.

      2.04 Compensation Deferral Elections. A Participant that is eligible to make Compensation Deferrals may make a Compensation Deferral by executing and delivering to the Committee, a form, supplied by the Committee, which provides a description of the amount of the Participant's salary or wages which the Participant elects to defer the receipt of together with a description of the portion of the bonus or other incentive compensation which the Participant elects to defer the receipt of (a "Deferred Compensation Election Form"). The Deferred Compensation Election Form shall also contain a statement of the period of time over which payment of the Participant's salary, wages, bonus or other incentive compensation is to be deferred (which period of time may extend beyond the Participant's Normal Retirement Date and may be different for separate and distinct portions (identified by the Participant) of the salary or wages, bonus or incentive compensation which the Participant has elected to defer) and a statement of the portion of the Participant's salary, wages, bonus or other incentive compensation which is to be allocated to the purchase of Phantom Stock (which portion may be different for separate and distinct portions of the salary, wages, bonus or other incentive compensation which the Participant has elected to defer). The Deferred Compensation Election Form shall provide, among other things, that the Participant's election to defer the receipt of payment of the salary or wages otherwise payable to the Participant is irrevocable for the Plan Year for which the election is made, that the Participant's election to defer the receipt of payment of any bonus or other incentive compensation payable to the Participant is irrevocable and that the Participant waives his right to make any claim for payment of the salary, wages, bonus or other incentive compensation which the Participant has elected to defer except to the extent such amount is payable pursuant to this Plan.

           Notwithstanding the provisions of the preceding paragraph, a Participant's election to defer the receipt of any portion of his salary or wages shall be effective only for the Plan Year immediately following the date the Participant delivers his Deferred Compensation Election Form to the Committee and a Participant's election to defer the receipt of any portion of the bonus or other incentive compensation to which he may be entitled shall be effective only for the bonus or other incentive compensation which is payable as of the end of the Plan Year immediately following the date the Participant delivers his Deferred Compensation Election Form to the Committee. Therefore, in the event that a Participant that is eligible to defer his Compensation desires to defer the receipt of any portion of the salary or wages which he is otherwise entitled to for a Plan Year following the Plan Year in which payment of the Participant's salary or wages has been deferred, the Participant must execute and deliver a new Deferred Compensation Election Form to the Committee within the time set forth in the following paragraph. In addition, in the event that a Participant that is eligible to defer the receipt of his Compensation desires to defer the receipt of any portion of the bonus or other incentive compensation he is entitled to for a Plan Year following the Plan Year in which any portion of his bonus or other incentive compensation was deferred, the Participant must execute and deliver a new Deferred Compensation Election Form to the Committee within the time set forth in the following paragraph.

      If a Participant that is eligible to defer the receipt of payment of a portion of his Compensation desires to defer a portion of his Compensation effective March 1, 1994, the Participant shall deliver an executed Deferred Compensation Election Form to the Committee on or before March 1, 1994. If a Participant desires to defer the receipt of any portion of his salary, wages, bonus or other incentive compensation for any Plan Year beginning on or after March 1, 1994, the Participant shall deliver an executed Deferred Compensation Election Form to the Committee on or before the last day of February of the Plan Year of the preceding Plan Year in which the Participant desires to have the receipt of such Compensation deferred.

      2.05 Allocation of Forfeitures. Unless a Trust Fund has been established pursuant to Section 5.01 hereof, Mark IV shall have no obligation whatsoever to pay any amounts forfeited in accordance with Section 4.06 hereof, and unless a Trust Fund has been established pursuant to Section 5.01 hereof, the amounts, if any, forfeited in accordance with Section 4.06 hereof shall not be reallocated among the remaining Participants.

      2.06 Allocation Does Not Vest Any Interest. The fact that an amount is credited to the Account of a Participant shall not vest in such Participant or any Beneficiary any right, title or interest in any assets of Mark IV except at such time or times and upon the terms and conditions herein provided. In addition, in the event a Trust Fund is established pursuant to Section 5.01 hereof, the fact that an amount is credited to the Account of a Participant shall not vest in such Participant or any Beneficiary any right, title or interest in the assets of the Trust Fund except at such time or times and upon the terms and conditions provided herein.

      2.07 Contributions. In the event a Trust Fund is established pursuant to Section 5.01 hereof and, following the establishment of such Trust Fund, Mark IV or its successor elects to continue this Plan: (a) for each Plan Year in which an Annual Deferred Compensation Commitment is made under this Plan and not later than the time prescribed by law for filing of the federal income tax return of Mark IV or its successor for the fiscal year of Mark IV or its successor with or within which such Plan Year ends, Mark IV or its successor shall make a contribution to the Trust Fund in an amount equal to the amount of the Annual Deferred Compensation Commitment to be made with respect to each Business Unit for such Plan Year; (b) for each Plan Year in which a Participant makes a Compensation Deferral with respect to any salary or wages otherwise payable to the Participant, Mark IV or its successor, as the case may be, shall, within fifteen (15) days following the end of the calendar month in which any portion of the salary or wages of the Participant is to be allocated to his Compensation Deferral Account, contribute to the Trust Fund an amount equal to the amount of the Compensation Deferrals made by such Participant for such calendar month; and (c) for each Plan Year in which a Participant makes a Compensation Deferral with respect to any bonus or other incentive compensation otherwise payable to the Participant, Mark IV or its successor, as the case may be, shall make a contribution to the Trust Fund in an amount equal to the amount of the bonus or other incentive compensation deferred by such Participant for such Plan Year not later than the time prescribed by law for the filing by Mark IV or its successor of federal income tax return for the fiscal year of Mark IV or its successor with or within which such Plan Year ends.

                            ARTICLE 3.
                    Accounts, Allocations and Earnings


      3.01 Participant's Account. The Committee shall establish and maintain an Account in the name of each Participant. In addition, for each Plan Year in which an Annual Deferred Compensation Commitment is made with respect to any Business Unit pursuant to this Plan, the Committee shall establish and maintain an Annual Allocation Account (as a sub-account within the Account of each Participant whose Employer is a member of such Business Unit), to which the Committee shall credit each such Participant's share of the Annual Deferred Compensation Commitment made with respect to such Business Unit for such Plan Year. Finally, beginning with the Plan Year ending February 28, 1994, and for each Plan Year thereafter in which a Participant makes a Compensation Deferral, the Committee shall establish and maintain a Compensation Deferral Account (as a sub-account within the Account of each Participant that has made a Compensation Deferral) which the Committee shall credit with the amount of the Compensation Deferral made by such Participant for such Plan Year pursuant to the terms of the Deferred Compensation Election Form executed by the Participant.

           For purposes of determining the value of a Participant's Account, the Committee shall establish and maintain an Interest Account (as a sub-account within each Participant's Account) which shall reflect the portion of each of the Annual Allocation Accounts contained within the Participant's Account, if any, and the portion of each of the Compensation Deferral Accounts contained within the Participant's Account, if any, which is not allocated by the Participant to the purchase of Phantom Stock. In addition, for purposes of determining the value of a Participant's Account, the Committee shall establish and maintain a Phantom Stock Account (as a sub-account within each Participant's Account) which shall reflect the portion of each of the Annual Allocation Accounts contained within the Participant's Account, if any, and the portion of each of the Compensation Deferral Accounts contained within the Participant's Account if any, which is allocated by the Participant to the purchase of Phantom Stock.

           Accordingly, based on the foregoing, each Participant's Account may contain one or more Compensation Deferral Accounts and one or more Annual Allocation Accounts. In addition, for purposes of determining the value of a Participant's Account, each of the Annual Allocation Accounts contained within a Participant's account and each of the Compensation Deferral Accounts contained within a Participant's Account may be allocated, in whole or in part and pursuant to the written instructions of the Participant, to the Interest Account and the Phantom Stock Account.

           The value of each Participant's Account as determined pursuant to Sections 3.04 or 3.05 hereof, whichever is applicable, shall reflect the aggregate amount which Mark IV has agreed and committed to pay to the Participant on whose behalf such Account has been established and, unless a Trust Fund is established pursuant to Section 5.01 hereof, no trust or other fund shall be established by Mark IV to pay the amount reflected by such Account and no segregation of any assets of Mark IV to such Account shall be required.

           In the event a Trust Fund is established pursuant to Section 5.01 hereof, the Committee shall establish and maintain, within the Trust Fund, an Account in the name of each Participant. At the time the Trust Fund is established, the Committee shall credit the Account established for the Participant in the Trust Fund with an amount equal to the value of the Participant's Account as determined pursuant to Sections 3.04 or 3.05 hereof, whichever is applicable, as of the date such Trust Fund is established and, thereafter, the Committee shall credit such Participant's Account with the Participant's share of the net earnings of the Trust Fund and charge such Participant's Account with the net losses of the Trust Fund and distributions from the Trust Fund made on the Participant's behalf. In the event that this Plan is continued by Mark IV or its successor following the establishment of a Trust Fund, for each Plan Year following the establishment of the Trust Fund in which a Participant makes a Compensation Deferral, the Committee shall establish a Compensation Deferral Account within the Account of such Participant which Compensation Deferral Account shall be credited with the amount of the Compensation Deferral made to the Plan by the Participant for such Plan Year together with earnings or losses thereon. In addition, if the Plan is continued by Mark IV or its successor following the establishment of a Trust Fund, for each Plan Year following the establishment of the Trust Fund, the Committee shall establish within each Participant's Account in the Trust Fund, an Annual Allocation Account in the name of such Participant which shall be credited with such Participant's share of the Annual Deferred Compensation Commitment, if any, made on behalf of Participants in the Business Unit that the Participant's Employer is a member of for such Plan Year, together with all earnings or losses thereon.

           In the event a Trust Fund is established as required by Section
5.01 hereof, the establishment and maintenance of Accounts within the Trust Fund shall be for accounting purposes only and not require a segregation of any assets of the Trust Fund to the Account of any Participant.

      3.02 Allocations to Phantom Stock Account and Interest Account.Except as otherwise provided by Section 3.05 hereof, the Committee shall allocate a portion of the Annual Deferred Compensation Commitment which is allocated to each of the Participant's Annual Allocation Accounts and a portion of each Compensation Deferral made on behalf of a Participant to the purchase of Phantom Stock in accordance with the written instructions of the Participant delivered to the Committee in accordance with the following paragraphs of this
Section 3.02.

           On or before April 30 of each Plan Year following the first Plan Year, each Participant may deliver to the Committee, a written statement setting forth the portion, if any, of the Annual Deferred Compensation Commitment made on behalf of the Participant for the immediately preceding Plan Year (if any) which the Participant desires to allocate to the purchase of Phantom Stock. If the Participant delivers any such written statement to the Committee, the Committee shall credit the Participant's Phantom Stock Account and the Annual Allocation Account to be established with respect to the Annual Deferred Compensation Commitment made on behalf of the Participant for the immediately preceding Plan Year with the number of shares of Phantom Stock which could be purchased at a price per share determined pursuant to
Section 3.06 hereof using the portion of the Annual Deferred Compensation Commitment which is to be allocated to the Participant's Annual Allocation Account for such Plan Year to the extent that the Participant desires to allocate to the purchase of common stock of Mark IV as described in the written statement delivered to the Committee by the Participant.

           In the event a Participant fails to deliver any such written statement to the Committee within the time set forth above, the Participant shall be deemed to have elected not to have any portion of the amount of the Annual Deferred Compensation Commitment made on his behalf for the immediately preceding Plan Year (if any) and which is allocated to his Annual Allocation Account for the immediately preceding Plan Year, allocated to the purchase of Phantom Stock and the entire portion of the Annual Deferred Compensation Commitment which is to be allocated to the Participant's Annual Allocation Account for the immediately preceding Plan Year shall be deemed to be allocated to the Interest Account established for the Participant. In addition, any portion of an Annual Deferred Compensation Commitment made to a Participant's Annual Allocation Account for a Plan Year which the Participant has not allocated to the purchase of Phantom Stock pursuant to the preceding paragraph shall be deemed to be allocated to the Interest Account established for the Participant.

           Effective for the Plan Year ending February 28, 1994 and for each Plan Year thereafter, each Participant that has elected to have a Compensation Deferral made to the Plan on his behalf shall specify in the Compensation Deferral Election Form which the Participant has delivered to the Committee in connection with such Compensation Deferral, the portion, if any, of the salary and wages deferred in connection with such Compensation Deferral and the portion, if any, of the bonus and other incentive compensation deferred in connection with such Compensation Deferral which the Participant desires to allocate to the purchase of Phantom Stock.

           If the Participant specifies in a Compensation Deferral Election Form that a portion of the salary or wages deferred by the Participant in connection with the Compensation Deferral to which such Compensation Deferral Election Form relates is to be allocated to the purchase of Phantom Stock, the Committee shall credit such Participant's Phantom Stock Account and the Compensation Deferral Account established in connection with such Compensation Deferral with the number of shares of Phantom Stock, if any, which could be purchased at the time such salary or wages are deemed to be allocated to the Participant's Account (as determined pursuant to Section 3.03 hereof) at a price per share determined pursuant to Section 3.06 hereof, using the portion of the salary or wages deferred by the Participant in connection with such Compensation Deferral to the extent that such portion is to be allocated to the purchase of Phantom Stock, as provided for by the Participant's Compensation Deferral Election Form. If a Participant specifies in a Compensation Deferral Election Form that a portion of the bonus or other incentive compensation deferred by the Participant in connection with the Compensation Deferral to which such Compensation Deferral Election Form relates is to be allocated to the purchase of Phantom Stock, the Committee will credit such Participant's Phantom Stock Account and the Compensation Deferral Account established in connection with such Compensation Deferral with the number of shares of Phantom Stock, if any, which could be purchased at the time such bonus or other incentive compensation is deemed to be allocated to the Participant's Account (as determined pursuant to Section 3.03 hereof) at a price per share determined pursuant to Section 3.06 hereof using the portion of the bonus or other deferred compensation deferred by the Participant in connection with such Compensation Deferral to the extent that such portion is to be allocated to the purchase of Phantom Stock as provided for by the Participant's Compensation Deferral Election Form.

           If a Participant that has elected to have a Compensation Deferral made to the Plan on his behalf does not specify in the Deferred Compensation Election Form which the Participant has delivered to the Committee in connection with such deferral, the portion, if any, of the salary and wages deferred in connection with such Compensation Deferral and the portion, if any, of the bonus and other incentive compensation deferred in connection with such Compensation Deferral which the Participant desires to allocate to the purchase of Phantom Stock, the entire portion of such Compensation Deferral shall be deemed to be allocated to the Interest Account established with respect to such Participant's Account. In addition, any portion of a Participant's Compensation Deferral which the Participant has not allocated to the purchase of Phantom Stock pursuant to the provisions of the preceding paragraph shall be deemed to be allocated to the Interest Account established with respect to such Participant's Account.

           On or before April 30 of each Plan Year, each Participant may deliver to the Committee a written statement directing the Committee to increase or decrease the portion of any Annual Allocation Account or the portion of any Compensation Deferral Account of a Participant which was allocated to the purchase of Phantom Stock as of the end of the immediately preceding Plan Year. In the event a Participant fails to deliver such written statement to the Committee within the time set forth above, the Participant shall be deemed to have elected to have the entire portion, if any, of each Annual Allocation Account and the entire portion, if any, of each Compensation Deferral Account which is allocated to the purchase of Phantom Stock, reallocated to the Interest Account.

      3.03 Time of Allocation. For purposes of determining the Dollar Value and the Share Value of a Participant's Account: (a) the portion of the Annual Deferred Compensation Commitment to be allocated to the Account of a Participant for a Plan Year shall be deemed to be allocated to such Participant's Account, and to the Annual Allocation Account established for such Plan Year, as of the end of such Plan Year; (b) the amount of the salary or wages deferred by a Participant in connection with a Compensation Deferral shall be deemed to be credited to the Participant's Account and the Compensation Deferral Account established for the Participant with respect to such Compensation Deferral, as of the end of the calendar month during which the services giving rise to such salary or wages were performed; and (c) the amount of any bonus or other incentive compensation deferred by a Participant in connection with a Compensation Deferral shall be deemed to be credited to such Participant's Account, and to the Compensation Deferral Account established for the Participant with respect to such Compensation Deferral, as of the end of the Plan Year ending with or within the fiscal year of the Company with respect to which such bonus or other incentive compensation is payable.

      3.04 Valuation of Accounts.  Except as otherwise provided by Section
3.05 hereof, the value of the Account of any Participant at any time shall be equal to the sum of: (a) the Dollar Value, if any, of each Annual Allocation Account of the Participant; (b) the Share Value, if any, of each Annual Allocation Account of the Participant; (c) the Dollar Value, if any, of each Compensation Deferral Account of the Participant; and (d) the Share Value, if any, of the Compensation Deferral Account of the Participant.

      3.05 Special Rules for Valuing Accounts of Executive Officers. (a) If a Participant becomes an Executive Officer, the value of such Participant's Account shall, notwithstanding the provisions of Section 3.04 hereof, be equal to the greater of the Dollar Value of the Dollar Value Account (as hereinafter defined) and the Share Value of the Share Value Account (as hereinafter defined).

           (b)   For purposes of making the value comparison required by
Section 3.05(a) above, the Committee shall, as of the end of the calendar month in which a Participant becomes an Executive Officer, establish for such Participant, two (2) separate hypothetical accounts to which all amounts theretofore and thereafter credited to the Account of the Participant in connection with the Annual Deferred Compensation Commitments and Compensation Deferrals made with respect to such Participant shall be credited. One of such hypothetical accounts shall not be deemed to be credited with any Phantom Stock (hereinafter the "Dollar Value Account") and the other hypothetical account (hereinafter the "Share Value Account") shall be credited exclusively with Phantom Stock. On the date these accounts are established for the Participant that is an Executive Officer, each Account shall have the same value, which value shall be the value of the Participant's Account as of such date determined in accordance with Sections 3.05(d) and (e) below.

           (c) After a Participant has become an Executive Officer and a Dollar Value Account and a Share Value Account have been established for such Participant by the Committee, thereafter, the entire amount of any Annual Deferred Compensation Commitment to be allocated to the Participant's Account after the Participant becomes an Executive Officer and the entire amount of any Compensation Deferrals to be allocated to the Participant's Account after the Participant becomes an Executive Officer shall be allocated both to the Participant's Dollar Value Account and the Participant's Share Value Account. The number of shares of Phantom Stock which shall be allocated to the Share Value Account in connection with any such subsequent allocation shall be equal to the number of the shares of Phantom Stock which could be purchased at a price per share which is the same as the price per share established by
Section 3.06 hereof for additional Compensation Deferrals of a similar nature (salary, wages, bonuses or incentive compensation) and the price per share established by Section 3.06 hereof for additional Annual Deferred Compensation Commitments made pursuant to the Plan.

           (d) The initial value of the Dollar Value Account shall be determined by adding to the Interest Account portion of each of the Participant's Annual Allocation Accounts and to the Interest Account portion of each of the Participant's Compensation Deferral Account in the case of an Annual Allocation Accounts, an amount equal to the price per share of common stock of Mark IV as determined pursuant to Section 3.06 hereof multiplied by the number of shares of Phantom Stock allocated to the Phantom Stock Account portion of such Annual Allocation Account and in the case of a Compensation Deferral Account, an amount equal to the price per share of common stock of Mark IV as determined pursuant to Section 3.06 hereof multiplied by the number of shares of Phantom Stock allocated to the Phantom Stock Account portion of such Compensation Deferral Account. The sum of such amounts shall be deemed to be the initial value of the Dollar Value Account of such Participant. Thereafter, any increases in the value of the Dollar Value Account shall be attributable solely to additional allocations to such Participant's Account of a portion of any Annual Deferred Compensation Commitment, additional Compensation Deferrals made by the Participant and any interest attributable to the amounts credited to such Dollar Value Account, as determined pursuant to Section 3.09 hereof.

           (e) The initial number of shares of Phantom Stock credited to the Share Value Account of a Participant shall be determined by adding to the Phantom Stock Account portion, if any, of each of the Participant's Annual Allocation Accounts and to the Phantom Stock Account portion, if any, of each of the Participant's Compensation Deferral Accounts in the case of an Annual Allocation Account, an amount equal to the number of shares of Phantom Stock, if any, which could be purchased, at a price per share of common stock of Mark IV determined pursuant to Section 3.06 hereof, using the Interest Account portion, if any, of such Annual Allocation Account and, in the case of a Compensation Deferral Account, an amount equal to the number of shares of Phantom Stock, if any, which could be purchased at a price per share of common stock of Mark IV determined pursuant to Section 3.06 hereof, using the Interest Account portion, if any, of such Compensation Deferral Account. The sum of the total number of shares of Phantom Stock determined above in this
Section 3.05(e) shall be deemed to be the initial number of shares of Phantom Stock credited to the Phantom Stock Account of the Participant. Thereafter, any increases in the value of the Share Value Account shall be attributable solely to additional increases in the price per share of Phantom Stock allocated to such Account at the time of its establishment and to additional shares of Phantom Stock allocated to such Share Value Account in connection with additional allocations of the Annual Deferred Compensation Commitment and additional Compensation Deferrals.

      3.06 Pricing of Mark IV Common Stock.   For purposes of determining
the number of shares contained in the portion of the Annual Deferred Compensation Commitment, if any, which is to be allocated, pursuant to Section
3.02 or Section 3.05 hereof, to the purchase of Phantom Stock, the price per share of common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV during the month of February for the Plan Year for which the Annual Deferred Compensation Commitment is to be made, as determined from the closing prices per share of common stock of Mark IV reported by the New York Stock Exchange Composite Index for such month.

      For purposes of determining the number of shares of Phantom Stock, if any, to be allocated to the Account of a Participant, as of the end of any calendar month in connection with the salary or wages deferred by the Participant as provided for by Section 2.04 hereof, the price per share of common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV during such calendar month as determined from the closing prices per share of common stock of Mark IV. For purposes of determining the number of shares of Phantom Stock, if any, to be allocated to the Account of a Participant as of the end of each Plan Year with respect to the bonus or other incentive compensation deferred by the Participant as provided for by Section 2.03 hereof, the price per share of common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV during the month of February for the Plan Year for which such bonus or other incentive compensation was deferred. For purposes of determining the average of the closing prices per share of common stock of Mark IV as required by this paragraph, such closing prices shall be determined from the closing prices per share of common stock of Mark IV reported by the New York Stock Exchange Composite Index for such month.

           For purposes of determining the number of additional shares of Phantom Stock to be allocated to any Annual Allocation Account or any Deferred Compensation Account of a Participant in connection with any cash dividends payable with respect to shares of Phantom Stock allocated to any Annual Allocation Accounts or any Deferred Compensation Accounts of a Participant, the price per share of common stock of Mark IV which shall be used to determine the number of additional shares of Phantom Stock to be allocated to any such Annual Allocation Accounts and any such Deferred Compensation Accounts shall be the average of the closing prices per share of common stock of Mark IV as reported by the New York Stock Exchange Composite Index for the calendar month ending immediately prior to the date on which such cash dividend is declared.

           For purposes of determining the number of additional shares of common stock of Mark IV to be allocated to any Annual Allocation Account or any Compensation Deferral Account of a Participant, if, as provided by Section
3.02 hereof, a Participant delivers a written statement to the Committee which directs the Committee to increase the portion of any of his Annual Allocation Accounts or the portion of any of his Compensation Deferral Accounts which is allocated to the purchase of Phantom Stock, the price per share of common stock of Mark IV shall be the average of the closing prices per share of common stock of Mark IV during the month of February of the immediately preceding Plan Year, as determined from the closing prices per share of common stock of Mark IV reported by the New York Stock Exchange Composite Index for such month.

           For purposes of determining number of shares of common stock of Mark IV which will be removed from any Annual Allocation Account of a Participant or any Compensation Deferral Account of a Participant if, as provided by Section 3.02 hereof, a Participant delivers a written statement to the Committee which directs the Committee to decrease the portion of any of his Annual Allocation Accounts or the portion of any of his Deferred Compensation Accounts which is allocated to the purchase of Phantom Stock the price per share of common stock of Mark IV shall be the average of the closing prices per share of common stock of Mark IV during the month of February of the immediately preceding Plan Year as reported by the New York Stock Exchange Composite Index or, if such date is a Saturday, a Sunday or a legal holiday on which banks are authorized to be closed, the closing price per share of common stock of Mark IV as reported by the New York Stock Exchange Composite Index on the first day following such date which is not a Saturday, a Sunday or a legal holiday on which banks are authorized to close.

           For purposes of determining the initial value of the Dollar Value Account of a Participant and the initial number of shares of Phantom Stock to be credited to the Share Value Account of a Participant as required by Section 3.05(d) above, the price per share of common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV as reported by the New York Stock Exchange Composite Index for the calendar month in which the Participant becomes an Executive Officer.

           For purposes of determining the Share Value of a Participant's Account if the Participant's employment with the Employer is voluntarily or involuntarily terminated for any reason other than a "for cause" termination described in Section 3.09 below including, but not limited to, a termination as a result of the Participant's retirement, death or suffering of a total and permanent disability, the price per share of common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV as reported by the New York Stock Exchange Composite Index for the thirty (30) day period ending on the day the Participant's employment with the Employer is terminated.

           If, pursuant to Section 4.05 hereof, a Participant has elected to receive payment of all or any portion of the Participant's Account attributable to Compensation Deferrals while the Participant is still employed by the Employer, for purposes of determining the Share Value of such portion of the Participant's Account, if any, at the time or times for payment of such portion of the Participant's Account, the price per share of the common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV during the calendar month ending immediately prior to the date for payment of all or any such portion of the Participant's Account as determined by the closing prices per share of common stock of Mark IV for such period as reported by the New York Stock Exchange Composite Index for such month.

           For purposes of determining the amount of the funds to be transferred to any Trust Fund established pursuant to Section 5.01 hereof, the price per share of common stock of Mark IV shall be the closing price per share of common stock of Mark IV on the day a Change in Control (as defined in Section 5.03 hereof) occurs, as reported by the New York Stock Exchange Composite Index.

           Notwithstanding the foregoing, unless the price per share of common stock of Mark IV is adjusted as a result of the operation of Section
3.07 hereof, in no event shall the price per share of any Phantom Stock allocated to the Annual Allocation Account or the Compensation Deferral Account of a Participant be less than the price per share of common stock of Mark IV used by the Company for purposes of calculating the number of shares of Phantom Stock to be allocated to the Participant's Annual Allocation Account or Compensation Deferral Account at the time such shares of Phantom Stock are allocated to the Participant's Annual Allocation Account or Compensation Deferral Account. In addition, if a Participant's employment with his or her Employer is terminated for cause as described in Section 3.09 hereof, subject to the provisions of the preceding sentence, the price per share of any Phantom Stock allocated to the Annual Allocation Account or the Compensation Deferral Account of such Participant shall equal the price per share of common stock of Mark IV as reported by the New York Stock Exchange Composite Index on the day on which the Participant's employment with the Employer is terminated for cause.

      3.07 Anti-Dilution Provisions.    The aggregate number of shares of
common stock of Mark IV allocated to each Annual Allocation Account and to each Compensation Deferral Account of a Participant shall be adjusted proportionately in the event of any change, increase or decrease in the total number of issued and outstanding shares of common stock of Mark IV or any change in classification of the shares of common stock of Mark IV without the receipt of consideration by Mark IV as a result of any stock split, reverse stock split or other consolidation of shares of common stock of Mark IV or as a result of any payment of a stock dividend, recapitalization, reclassification or other adjustment in the capital of Mark IV without receipt of consideration by Mark IV.

      3.08 Fractional Shares and Dividends.   In the event that any cash
dividends are paid with respect to any common stock of Mark IV, an amount equal to the amount of the cash dividends which would be payable with respect to any Phantom Stock allocated to any of the Participant's Annual Allocation Accounts or the Participant's Compensation Deferral Accounts shall be deemed to be allocated by the Committee to the portion of the Participant's Annual Allocation Account and the portion of the Participant's Compensation Deferral Account, if any, which is allocated to the purchase of Phantom Stock as of the date for payment of such cash dividends specified by Mark IV in the resolution authorizing the payment of such cash dividends. Any such cash dividends shall then be converted to shares of Phantom Stock at a price per share determined pursuant to Section 3.06 hereof.

           In addition, if any fractional shares of common stock of Mark IV would result from the allocation of any Annual Deferred Compensation Commitment or any Compensation Deferral to a Participant's Account, in connection with any change in the portion of any Participant's Annual Allocation Account or any Compensation Deferral Account allocated to the purchase of Phantom Stock or in connection with any change in the total number of issued and outstanding shares of common stock of Mark IV without the receipt of compensation by Mark IV, an amount equal to such fractional share of common stock of Mark IV shall be allocated to the portion of such Participant's Annual Allocation Account and the portion of such Participant's Compensation Deferral Account which is allocated to the purchase of Phantom Stock.

      3.09 Allocation of Interest. Subject to the provisions of the following paragraphs, unless a Trust Fund has been established pursuant to
Section 5.01 hereof, as of the end of each Plan Year, the Committee shall increase the Dollar Value of each Participant's Account and, in the case of a Participant that is an Executive Officer, the Dollar Value of the Participant's Dollar Value Account by an amount equal to the Applicable Interest Rate multiplied by the Dollar Value of such Participant's Account determined as of the end of the preceding Plan Year. In addition, if a Participant has elected to defer the receipt of all or any portion of his salary or wages by making a Compensation Deferral and if a Trust Fund has not been established pursuant to Section 5.01 hereof, as of the end of each Plan Year, the Committee shall increase the Dollar Value of each Participant's Account, and, in the case of a Participant that is an Executive Officer, the Dollar Value of the Participant's Dollar Value Account by an amount equal to the amount of interest which would have been earned by applying the Applicable Interest Rate for the immediately preceding Plan Year (adjusted for periods of less than one year) to each of the monthly allocations of the salary or wages deferred by the Participant during the Plan Year but only for the period between the date a monthly allocation of the Participant's salary or wages is made to the Participant's Compensation Deferral Account and the end of the Plan Year. For purposes of this Section 3.09, the amount of the interest to be allocated to the Participant's Account as of the end of such Plan Year shall be allocated among the respective sub-accounts established by the Committee for the Participant in proportion to the Dollar Values of such sub-accounts, determined as of the end of the preceding Plan Year.

      If a Trust Fund has not been established and a Participant's employment with the Employer is terminated on account of his death, retirement or suffering of a Total and Permanent Disability, the Committee shall increase the Dollar Value of such a Participant's Account, and, in the case of a Participant that is an Executive Officer, the Dollar Value of the Participant's Dollar Value Account by an amount equal to the amount of interest which would have been earned by the Dollar Value of the Participants' Account determined as of the end of the Plan Year ending prior to the Participant's death, retirement or Total and Permanent Disability and applying the Applicable Interest Rate for such immediately preceding Plan Year (adjusted for periods of less than one year) to such Dollar Value for the period from the end of such Plan Year to the date the Participant's employment with the Employer is terminated on account of the Participant's retirement, death or suffering of a Total and Permanent Disability. In addition, if a Participant has elected to make Compensation Deferrals, a Trust Fund has not been established and the Participant's employment with the Employer is terminated on account of his death, retirement or suffering of a Total and Permanent Disability, the Committee shall increase the Dollar Value of such Participant's Account, and, in the case of a Participant that is an Executive Officer, the Dollar Value of the Participant's Dollar Value Account by an amount equal to the amount of interest which would have been earned by applying the Applicable Interest Rate (adjusted for periods of less than one year) to each of the monthly allocations of salary or wages made to the Participant's Compensation Deferral Account for the period between the date such monthly allocation is made to the Participant's Compensation Deferral Account and the date the Participant's employment with the Employer is terminated on account of his retirement, death or suffering of a Total and Permanent Disability. Thereafter, if a Trust Fund has not been established, the Dollar Value of the Account of a Participant whose employment with the Employer has been terminated on account of his death, retirement or suffering of a Total and Permanent Disability, shall be credited with interest for the period beginning on the date the Participant's employment with the Employer is terminated as a result of his death, retirement or Total and Permanent Disability and ending on the date the value of the Participant's Account is distributed. For each Plan Year or portion thereof which elapses during the period beginning on the date a Participant's employment with the Employer is terminated on account of his death, retirement or Total and Permanent Disability and ending on the date the value of the Participant's Account is distributed, the interest rate which shall be applied to the Dollar Value of the Account of such Participant shall be the Applicable Interest Rate as in effect for the immediately preceding Plan Year.

      If a Trust Fund has not been established and a Participant's employment with the Employer is terminated for any reason prior to his death, retirement or suffering of a Total and Permanent Disability, the Dollar Value of the Participant's Account determined as of the end of the immediately preceding calendar month shall be deemed the Dollar Value of such Participant's Account determined as of the date the Participant's employment with the Employer is terminated. Thereafter, the Participant's Account shall be credited with interest during the period beginning on the date the Participant's employment with the Employer is terminated and ending on the last day of the calendar month ending immediately before the calendar month in which the Participant's Account is distributed. The amount of such interest for any such period shall be equal to the Applicable Interest Rate for the immediately preceding Plan Year multiplied by the Dollar Value of the Participant's Account determined as of the end of the immediately preceding Plan Year. For purposes of this paragraph, the amount of interest to be allocated to the Participant's Account as of the end of a Plan Year shall be allocated among the respective sub-accounts established by the Committee for the Participant in proportion to the Dollar Values of such sub-accounts, determined as of the end of the preceding Plan Year.

      Upon the occurrence of a Change in Control as defined in Section 5.03 hereof, the Committee shall increase the Dollar Value of each Participant's Account and, in the case of a Participant that is an Executive Officer, the Dollar Value of the Participant's Dollar Value Account by an amount equal to the amount of interest which would have been earned by the Dollar Value of such Participant's Account determined as of the Plan Year ending prior to the Change in Control and applying the Applicable Interest Rate for such immediately preceding Plan Year to such Dollar Value for the period from the end of such Plan Year to the date on which the Change in Control occurs. In addition, upon the occurrence of a Change in Control, the Committee shall increase the Dollar Value of the Account of a Participant that has elected to make Compensation Deferrals by an amount equal to the amount of interest, if any, which would have been earned by applying the Applicable Interest Rate for the immediately preceding Plan Year (adjusted for periods of less than one year) to each of the monthly allocations of salary or wages, if any, made to the Participant's Compensation Deferral Account for the period between the date such monthly allocation is made to the Participant's Compensation Deferral Account and the date the Change in Control occurs.

           Notwithstanding anything to the contrary contained in the preceding paragraphs, no interest shall be credited to any Annual Allocation Account or any Compensation Deferral Account of a Participant with respect to any period of time which elapses after the date a Participant's employment with his or her Employer is terminated if the Participant's employment with his or her Employer is terminated for cause which shall include, but not be limited to: (a) willful and continued failure to substantially perform his duties hereunder other than any such failure resulting from the Participant's incapacity due to physical or mental illness; (b) illegal or criminal conduct;
(c) intentional falsification of records or reports or any other act or acts of dishonesty constituting a felony and resulting, or intended to result, directly or indirectly, in personal gain or enrichment of the Participant at the expense of the Employer; (d) excessive and/or chronic use of alcohol, narcotics, or other controlled substances (other than under the supervision of a licensed physician); or (e) willful engagement in gross misconduct materially injurious to Mark IV or the Employer.

           If a Trust Fund has been established pursuant to Section 5.01 hereof and a Participant's employment with the Employer is terminated (other than for cause as described above) prior to his death, disability or retirement at age 60, during the period between the date such Participant's employment with the Employer is terminated and the date that distribution of the Participant's Account begins, such Participant's Account shall be credited or charged with its proportionate share of the earnings or losses of the Trust Fund.

      3.10 Allocations in Year of Retirement. Notwithstanding anything to the contrary contained in Section 3.02 hereof, in the event that a Participant delivers written notice to the Committee of his intent to retire from employment with the Employer, in addition to the change in the portion of the Participant's Annual Allocation Account and the portion of the Participant's Compensation Deferral Accounts which is allocated to the purchase of Phantom Stock as permitted by Section 3.02 hereof, the Participant shall be entitled to change the portion of his Annual Allocation Accounts and the portion of his Compensation Deferral Accounts which is allocated to the purchase of Phantom Stock one additional time during the twelve (12) month period ending on the date the Participant retires from employment with the Employer. The Committee shall change the portion of the Participant's Annual Allocation Accounts and the portion of the Participant's Compensation Deferral Accounts which is allocated to the purchase of Phantom Stock in accordance with the written instructions of the Participant; provided that, the Participant gives notice to the Committee immediately prior to or on the date the Participant intends that the change in the Phantom Stock Account portion of his Annual Allocation Accounts and the Phantom Stock Account portion of the Participant's Compensation Deferral Account will become effective.

           For purposes of determining the number of shares of common stock of Mark IV to be allocated to the Phantom Stock Account portion of the Participant's Annual Allocation Account and the Phantom Stock Account portion of the Participant's Compensation Deferral Account following any adjustment which is made pursuant to this Section 3.10, the price per share of common stock of Mark IV shall be deemed to be the closing price per share of common stock of Mark IV as reported by the New York Stock Exchange Composite Index on the day the change in the Phantom Stock Account portion of the Participant's Annual Allocation Account is to become effective.

      3.11 Valuation of Trust Fund. In the event a Trust Fund is established pursuant to Section 5.01 hereof, as of each Valuation Date, the Trustee shall determine the net worth of the assets of the Trust Fund and report such value to the Committee in writing. In determining such net worth, the Trustee shall value the assets of the Trust Fund at their fair market value as of such Valuation Date and shall deduct all fees and expenses chargeable to the Trust Fund. Such valuation shall not include the portion of any Compensation Deferral for the Plan Year in which such Valuation Date occurs which is attributable to the Participant's election to defer the receipt of his bonus or other incentive compensation nor shall any such valuation include any contribution to be made by Mark IV or its successor to reflect the Annual Deferred Compensation Commitment for the Plan Year ending on such Valuation Date. The Committee shall then adjust the net credit balance in the Accounts of all Participants upward or downward, pro rata, so that the total of such net credit balances will equal such net worth of the Trust Fund as of such Valuation Date. Finally, the Committee shall add to the Account of each Participant, the portion of the contribution, if any, to be made by Mark IV or its successor to reflect the Annual Deferred Compensation Commitment if any, which is to be made on behalf of such Participant for the Plan Year ending on such Valuation Date and the amount, if any, of the Participant's Compensation Deferral.

      3.12 Statement of Account. As soon as practicable following the written request of a Participant, the Committee shall deliver to such Participant a statement of the Dollar Value and, if applicable, the Share Value of his Account or, in the case of a Participant that is an Executive Officer, the Dollar Value of such Participant's Dollar Value Account and the Share Value of such Participant's Share Value Account including a statement of: (a) the amount of the Annual Deferred Compensation Commitment to be allocated to his Annual Allocation Account of the Participant for such Plan Year; (b) the amount of the portion of the Participant's Compensation Deferral which is attributable to the Participant's deferral of salary or wages and which has been allocated to the Participant's Compensation Deferral Account for the Plan Year; (c) the amount of the Participant's Compensation Deferral which is attributable to the Participant's deferral of his bonus or other incentive compensation and which is to be allocated to the Participant's Compensation Deferral Account as soon as practicable following the end of such Plan Year;
(d) the number of shares of Phantom Stock, if any, to be allocated to his Annual Allocation Account and, if applicable, his Compensation Deferral Account for such Plan Year; (e) the Dollar Value of the Participant's Account (including the Dollar Value of the vested and non-vested portions of the Participant's Account) together with a statement of the interest to be allocated to such Participant's Account for such Plan Year and the manner in which such interest is to be allocated among the respective sub-accounts established by the Committee for the Participant in connection with its administration of the Plan; and, (f) the Share Value, if any, of the Participant's Account (including the Share Value of the vested and non-vested portions of the Participant's Account).


                                 ARTICLE 4.
                               Distributions



      4.01 Retirement. Every Participant shall retire for purposes of this Plan upon his termination of employment on his normal retirement date or his deferred retirement date, as such dates are defined below, and shall continue to participate until his actual retirement. In order to retire for purposes of this Plan, a Participant shall deliver written notice of his intent to retire to the Committee at least forty-five (45) days prior to the date his retirement is to become effective. Upon a Participant's retirement, the value of his Account shall become fully and nonforfeitably vested.

      Following a Participant's retirement, the Committee shall direct Mark IV to distribute the value of such Participant's Account to such Participant in one lump sum payment; provided however, that, in no event shall Mark IV be required to distribute the amounts payable under this Plan to or on behalf of any Participant until the expiration of the twelve (12) month period beginning on the date the Participant retires.

      If a Trust Fund has been established pursuant to Section 5.01 hereof, following a Participant's retirement, the Committee shall direct the Trustee to distribute to the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, the value of such Participant's Account within the Trust Fund, determined as of the preceding Valuation Date. The payments required to be made to a Participant pursuant to this paragraph shall be delivered to the Participant no later than sixty (60) days following the date the Participant retires from employment with the Employer.

      For purposes of this Section 4.01, the value of the Participant's Account shall, in the case of a Participant that is not an Executive Officer, be determined in accordance with Section 3.04 hereof and, in the case of a Participant that is an Executive Officer, the value of such Participant's Account shall be determined in accordance with Section 3.05 hereof.

           (a) Normal Retirement Date of any Participant means the date a Participant attains age 60.

           (b) Deferred Retirement Date of any Participant means the first day of the month after such Participant actually leaves the service of the Employer, provided it is subsequent to his Normal Retirement Date.

      4.02 (a) Death. Upon the death of a Participant before retirement or other termination of employment, the value of his Account shall become fully and nonforfeitably vested. Following the Participant's death, the Committee shall direct Mark IV to distribute and pay the value of the deceased Participant's Account to any surviving Beneficiary designated by the Participant, or if none to his surviving spouse, or if neither to his estate in one lump sum payment; provided however, that in no event shall Mark IV be required to distribute the amounts payable under this Plan on behalf of a deceased Participant until the end of the twelve (12) month period beginning on the date of the Participant's death.

           If a Trust Fund has been established pursuant to Section 5.01 hereof, following a Participant's death, the Committee shall direct the Trustee to distribute to any surviving Beneficiary designated by the Participant, or, if none, to the Participant's surviving spouse, or, if neither, to the Participant's estate, in one lump sum payment in cash or by check drawn on an account containing sufficient funds, the value of such Participant's Account within the Trust Fund determined as of the preceding Valuation Date. The payments required to be made pursuant to this paragraph shall be delivered to the Participant's Beneficiary, or if none to the Participant's surviving spouse, or if neither to the Participant's estate no later than 60 days following the Participant's death.

           For purposes of this Section 4.02, the value of the Participant's Account shall, in the case of a Participant that is not an Executive Officer, be determined in accordance with Section 3.04 hereof and, in the case of a Participant that is an Executive Officer, the value of such Participant's Account shall be determined in accordance with Section 3.05 hereof.

           (b) Proof of Death. The Committee may require such proper proof of death and such evidence of the right of any person to receive payment of a deceased Participant's Account as the Committee may deem desirable. The Committee's determination shall be conclusive.

           (c) Designation of Beneficiary. Each person that becomes a Participant in this Plan may, upon becoming a Participant, designate a Beneficiary of his own choosing, and may in addition name a contingent Beneficiary. Such designation shall be made in a form satisfactory to the Committee. Any Participant may at any time revoke or change his Beneficiary designation by filing written notice with the Committee.

      4.03 (a) Disability. In the event of a Participant's total and permanent disability before retirement or other termination of employment, the value of his Account shall become fully and nonforfeitably vested. Following the date it is determined that a Participant suffers from a total and permanent disability, the Committee shall direct Mark IV to distribute and pay the value of such Participant's Account to such Participant in one lump sum payment; provided however, that in no event shall Mark IV be required to distribute the amounts payable under this Plan to or on behalf of a disabled Participant until the expiration of the twelve (12) month period beginning on the date it is determined that the Participant suffers from a Total and Permanent Disability.

           If a Trust Fund has been established pursuant to Section 5.01, after it is determined that the Participant suffers from a Total and Permanent Disability, the Committee shall direct the Trustee to distribute and pay to the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, an amount equal to the value of such Participant's Account within the Trust Fund determined as of the preceding Valuation Date. The payments required to be made pursuant to this paragraph shall be delivered to the Participant no later than 60 days following the date it is determined that the Participant suffers from a Total and Permanent Disability.

      For purposes of this Section 4.03, the value of the Participant's Account shall, in the case of a Participant that is not an Executive Officer, be determined in accordance with Section 3.04 hereof and, in the case of a Participant that is an Executive Officer, the value of such Participant's Account shall be determined in accordance with Section 3.05 hereof.

           (b) Total and Permanent Disability. For purposes of this Plan, total and permanent disability shall mean a presumably permanent physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders him incapable of continuing in the employment of the Employer or any Affiliate.

           (c) Determination of Total and Permanent Disability. The total and permanent disability of any Participant shall be determined by a licensed physician in accordance with uniform principles consistently applied, upon the basis of independent medically determined evidence.

      4.04 Vesting. Each Participant shall at all times have a 100% vested interest in the Dollar Value and the Share Value, if any of the portion of his Account, if any, attributable to amounts credited to each Compensation Deferral Account, if any, established for his benefit under the terms of this Plan. Each Participant shall have a vested interest in each of his Annual Allocation Accounts determined on the basis of the number of his whole Years of Service occurring after the Plan Year for which an Annual Deferred Compensation Commitment is allocated to the Participant's Annual Allocation Account. Such vested interest shall be determined in accordance with the following schedule:

            Completed Years of
        Service After Allocation
           of Annual Deferred                 Percent
         Compensation Commitment              Vested


            Less than 1                              20%
            1 but less than 2                        40%
            2 but less than 3                        60%
            3 but less than 4                        80%
            4 or more                               100%

      A Participant's vested interest in his Annual Allocation Account for any Plan Year attributable to the amount of an Annual Deferred Compensation Commitment allocated to such Annual Allocation Account for any Plan Year can be determined at any point in time by using the above schedule. Notwithstanding the above schedule, a Participant shall become fully and nonforfeitably vested in the entire value of his Account upon the occurrence of a Change in Control as defined in Section 5.03 hereof or upon sale, to an unrelated third party, of a majority of the issued and outstanding capital stock of or substantially all the assets of the Employer or the division of the Employer for whom the Participant is employed.

      For purposes of this Section 4.04, Years of Service shall be determined on the basis of the Vesting Computation Period.

      4.05 Distribution of Compensation Deferrals. A Participant shall be entitled to receive payment of all or any portion of the amount of his Compensation Deferral for a Plan Year at the time or times specified in the Deferred Compensation Election Form executed by the Participant with respect to such Plan Year notwithstanding the fact that the Participant is actively employed by the Employer at the time such payment is to be made to the Participant. As soon as practicable following the date specified by the Participant in his Deferred Compensation Election Form (and, in no event later than ten (10) days following such date), the Committee shall distribute and pay to the Participant in one (1) lump sum payment in cash or by check drawn on an account containing sufficient funds, the percentage, specified in the Participant's Deferred Compensation Election Form, of the value, as determined in accordance with Section 3.04 or 3.05 hereof, whichever is applicable, of the Participant's Compensation Deferral made in connection with such Deferred Compensation Election Form. If a Participant's Deferred Compensation Election Form provides for the partial payment to a Participant of the Participant's Compensation Deferral, the value, as determined in accordance with Section
3.04 or 3.05 hereof, whichever is applicable, of the Participant's Compensation Deferral Account shall be reduced in an amount equal to the percentage of the Compensation Deferral that is to be paid to the Participant.

      If a Trust Fund has been established pursuant to Section 5.01 hereof, at the time a Participant is entitled to payment of all or any portion of his Compensation Deferral for a Plan Year as provided for the Deferred Compensation Election Form executed by the Participant for such Plan Year, the Committee shall direct the Trustee to distribute to the Participant in one (1) lump sum payment in cash or by check drawn on an account containing sufficient funds, the portion of the Participant's Account which is attributable to the portion of the Compensation Deferral which the Participant is entitled to receive payment of together with any earnings (or less any losses) of the Trust Fund attributable to such amount.

      4.06 Termination of Employment and Distribution of Vested Benefits.
Upon a Participant's voluntary or involuntary termination of employment with the Employer and any Affiliate with a vested interest in the value of his Account other than by reason of retirement, death or disability, the value, as determined in accordance with Section 3.04 or 3.05 hereof, whichever is applicable, of the vested portion of such Participant's Account, determined as of the preceding Valuation Date, shall be distributed in one lump sum payment, to, or in the case of the Participant's death before such vested portion of his Account is distributed, on behalf of, the Participant; provided however, that in no event shall Mark IV be required to distribute any amounts payable under this Plan to or on behalf of the Participant until the end of the twelve
(12) month period beginning on the earlier of the date the Participant attains age 65, the date of the Participant's death and the date it is determined that the Participant suffers from a Total and Permanent Disability. During the period between the date such Participant's employment with the Employer is terminated and the date the Participant's Account is to be distributed, the portion of the Participant's Account which is not invested in Phantom Stock shall be credited with interest to the extent permitted by Sections 3.09 or, if a Trust Fund has been established pursuant to Section 5.01, the Participant's Account shall be credited or charged with its proportionate share of the earnings or losses of the Trust Fund.

           If a Trust Fund has been established pursuant to Section 5.01 hereof, following the date a former Participant is entitled to a distribution as provided in this Section 4.06, the Committee shall direct the Trustee to distribute to or on behalf of the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, an amount equal to the value of the vested portion of the Participant's Account within the Trust Fund. Payments required to be made from the Trust Fund to or on behalf of a former Participant as provided in this paragraph shall be made no later than sixty (60) days following the date the Participant's employment with the Employer is terminated.

           At the time a former Participant is entitled to distribution, according to its records, the Committee shall send, by registered or certified mail directed to his address last known to the Committee, a notice informing him as to his rights with respect to any amounts held for him and requesting confirmation of his address and age. Each Participant and former Participant has the obligation to keep the Committee informed of his address. In the event the Committee is unable to locate such former Participant within four
(4) years, the amount held for his benefit shall be forfeited.

           Notwithstanding the foregoing, the Committee may direct Mark IV or, if a Trust Fund has been established pursuant to Section 5.01 hereof, the Trustee, to distribute the Participant's vested interest in the value of his Account at any time prior to the date on which distributions would otherwise occur under this Section 4.06; provided however, that no such distribution shall be required to be made to a Participant during the twelve (12) consecutive month period following the date his employment with the Employer is terminated.

      4.07 Forfeitures. If a Participant terminates his employment with the Employer before he has acquired a 100% vested interest in any portion of any of his Annual Allocation Accounts, the portion of such Annual Allocation Accounts which is not vested shall be forfeited as of the end of the Plan Year in which the Participant terminates his employment with the Employer.

           If a Participant's employment with his Employer is terminated before he acquires a 100% vested interest in any of his Annual Allocation Accounts and at the time of such Participant's termination of employment, a Trust Fund had been established pursuant to Section 5.01 hereof, the portion of such Participant's Annual Allocation Accounts which is not vested shall be maintained in a suspense account within the Trust Fund until the end of the Plan Year in which the Participant terminates his employment with the Employer at which time, the amount of such suspense account shall be forfeited and reallocated among the Accounts of the remaining Participants that are actively employed by the Employer in accordance with Section 2.03 as though such forfeitures were an additional Annual Deferred Compensation Commitment. Such suspense account shall be for accounting purposes only, shall not require a segregation of assets within the Trust Fund to such account and shall not share in the gains, losses, income or expenses of the Trust Fund. The amount of the assets necessary to maintain the suspense account shall be deemed an expense chargeable to the Trust Fund. The Committee shall maintain records so that each former Participant's share of the suspense account is clearly identifiable.

      4.08 Effects of Vesting. Each Participant, upon (a) acquiring a vested interest in the value of his Account pursuant to the terms of this Plan; and
(b) otherwise satisfying the requirements for payment and distribution of the value of his Account pursuant to the terms of this Plan, shall have a valid and enforceable claim against Mark IV or its successor for payment of an amount equal to the portion of his Account which is vested, determined as of the Valuation Date preceding the date on which the Participant is otherwise entitled to a distribution under this Plan. Notwithstanding the foregoing, no Participant, spouse or Beneficiary shall have any interest in any particular assets of Mark IV by reason of the right to receive deferred compensation under this Plan and any such Participant, spouse or Beneficiary shall have only the rights of a general unsecured creditor of Mark IV with respect to any deferred compensation payable under this Plan.

      4.09 No Duplication of Benefits. It is the intent of Mark IV that the deferred incentive compensation to be provided under this Plan shall, with respect to the employment of a Participant by the Employer during the periods this Plan is in effect, supersede any other deferred incentive compensation to which a Participant is entitled under the terms of any written employment agreement between any Employer and such Participant (excluding benefits payable under any deferred compensation plans which may, from time to time, be designated in writing by the Committee to the Participant covered by such deferred compensation plan and further excluding pension or other retirement plan benefits payable under the tax qualified retirement plans maintained by Mark IV), covering periods of such Participant's employment with the Employer during the periods with respect to which this Plan is in effect.

                               ARTICLE 5.
                 Trust Established Upon Change in Control


      5.01 Establishment of Trust. Upon the occurrence of a Change in Control (as hereinafter defined), Mark IV or its successor shall establish a Trust Fund for the purpose of holding and investing assets of Mark IV to be used for payment of the deferred compensation to be provided to Participants under this Plan. The terms and conditions of the agreement containing the terms of the Trust Fund shall be consistent with the terms and conditions required by rulings and regulations of the Internal Revenue Service for a trust to be classified as a "Rabbi Trust" within the scope of Internal Revenue Service Private Letter Ruling No. 8113017 and Internal Revenue Service Private Letter Ruling No. 8907034 such that the amounts payable under this Plan will not be immediately taxable to the Participants to whom such amounts are payable under the terms of this Plan by virtue of the establishment of such Trust Fund and contribution of assets thereto or by virtue of the acquisition by any such Participants of a vested interest in the deferred compensation payable hereunder.

      5.02 Contributions to Trust. Promptly upon the occurrence of a Change in Control (as hereinafter defined), but in any event not later than thirty
(30) days following the occurrence of the Change in Control, Mark IV or its successor shall pay to the Trustee to be held pursuant to the Trust Fund, cash or immediately available funds in an amount equal to the total value of the Accounts of all Participants in the Plan.

      For purposes of this Section 5.02, the value of the Participant's Account shall, in the event the Participant is not an Executive Officer, be determined in accordance with Section 3.04 hereof and, in the event the Participant is an Executive Officer, the value of such Participant's Account shall be determined in accordance with Section 3.05 hereof.

      5.03 Change in Control. For purposes of this Plan, a Change in Control shall occur if (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Act) of more than twenty percent (20%) of the then outstanding voting stock of Mark IV, otherwise than through a transaction arranged by, or consummated with the prior approval of its Board of Directors; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election to the Board of Directors or whose nomination for election by Mark IV's shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (hereinafter referred to as the "Continuing Directors") cease for any reason to constitute a majority thereof; or (iii) the shareholders of Mark IV approve a merger or consolidation of Mark IV with any other corporation, other than a merger or consolidation which would result in the voting securities of Mark IV immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Mark IV or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if prior to the merger or consolidation, the Board of Directors adopts a resolution that is approved by a majority of the Continuing Directors providing that such merger or consolidation shall not constitute a "change in control" for purposes of the Plan, then such a merger or consolidation shall not constitute a "change in control"); or (iv) the shareholders of Mark IV approve an agreement for the sale or disposition by Mark IV or all or substantially all the assets of Mark
IV. Notwithstanding the provisions of Sections 7.01 and 7.02 hereof, the foregoing provisions of Sections 5.01, 5.02 and 5.03 hereof may not be amended within three (3) years following a "change in control" without the written consent of a majority in both number and interest of the Participants who are actively employed by the Employer, both immediately prior to the "change in control" and at the date of such amendment.

      5.04 Investment Policy. In determining its investments hereunder, the Trustee or any duly appointed Investment Manager shall consider the short and long range needs of the Plan communicated to them by the Committee. Benefits may be provided through any combination of investment media designated to provide the requisite liquidity, growth and security appropriate to this Plan.

      5.05 Trustee Responsibilities. Following the establishment of a Trust pursuant to Section 5.01 hereof, the Trustee appointed to administer the Trust Fund shall be deemed a Fiduciary and shall discharge his duties in a manner designed to protect the interests of Participants in the Plan.

                                ARTICLE 6.
                              Administration


      6.01 The Committee. The Board of Directors of Mark IV shall appoint an administrative committee to administer the Plan as the plan administrator. The Committee shall be the named fiduciary of the Plan with respect to Plan administration and, if a Trust Fund is established pursuant to Section 5.01 hereof, the appointment of an Investment Manager to manage any assets of the Plan. The Committee shall consist of officers or other employees of Mark IV, or any other individuals, who shall serve at the pleasure of the Board of Directors of Mark IV. Any member may resign by delivering his written resignation to the Board of Directors. Vacancies arising by resignation, death, removal or otherwise shall be filled by the Board of Directors of Mark
IV. If at any time no members are currently serving as the Committee, or if no Committee is appointed, the Executive Officers of Mark IV who are employed at Mark IV's corporate headquarters shall be deemed to be the Committee.

      6.02 General Duties and Responsibilities. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. Any interpretation, construction or determination made by the Committee in good faith in connection with its administration of the Plan shall be final, conclusive and binding upon the Participants and their Beneficiaries. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan. The Committee as named fiduciary may employ attorneys, accountants and such other advisors to advise it with respect to its duties and obligations as it deems appropriate.

      6.03 Funding Policy. In the event a Trust Fund is established pursuant to Section 5.01 hereof, the Committee shall establish a funding policy and method consistent with the requirements of law and designed to protect the interests of Plan Participants. The Committee shall thereafter review, and if necessary, change such funding policy and method.

      6.04 Allocation and Delegation of Responsibilities. As the named fiduciary, the Committee may engage agents to assist it in carrying out its functions hereunder. The Committee members are expressly authorized to allocate among themselves and/or delegate to other named persons or parties, fiduciary responsibilities, other than Trustee responsibilities. In the event a Trust Fund is established pursuant to Section 5.01 hereof, the Committee may appoint an Investment Manager and delegate to him the authority to manage, acquire, invest or dispose of all or any part of the Trust Fund assets. With regard to the assets entrusted to his care, the Investment Manager shall provide written instructions and directions to the Trustee, who shall in turn, be entitled to rely thereon. Appointments and delegations shall be evidenced by a signed written document, which must be retained with the other Plan documents.

      6.05 Bonding. The Committee shall be responsible for procuring bonding for any persons dealing with the Plan or its assets as may be required by law or by this Plan.

      6.06 Records, Reporting and Disclosure. The Committee shall maintain all the records necessary for the administration of the Plan. The Committee shall also be responsible for preparing and filing such annual reports and tax forms as may be required by law. The Committee shall furnish and/or make available for inspection by each Participant covered under the Plan and to each Beneficiary who is entitled to receive benefits under the Plan, such information and reports as may be required by law.

      6.07 Expenses and Compensation. The expenses necessary to administer the Plan shall be borne by Mark IV and, if necessary, shall be reimbursed to the Plan. Notwithstanding the foregoing, in the event a Trust Fund is established pursuant to Section 5.01 hereof, all expenses for administration of the Trust Fund other than investment management fees and including, without limitation, any expenses incurred in connection with any action, suit or proceeding relating to the amounts payable under this Plan or the Trust Fund, shall be paid by Mark IV or its successor. Expenses include, but are not limited to, those involved in retaining necessary professional assistance from an attorney, an accountant, an actuary, or an investment advisor. The Employer shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. The Committee, with the approval of Mark IV, may receive reasonable compensation for services rendered in administering this Plan, provided the member performing the services is not a full-time employee of any Employer whose employees are Participants in this Plan.

      6.08 Information from Employer. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their employment, their retirement, death, disability or termination of employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Committee is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

      6.09 Multiple Signatures. In the event that more than one person has been duly nominated to serve on the Committee, one signature may be relied upon by any interested party as conclusive evidence that the Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Committee. No person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan and Trust. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

      6.10 General Fiduciary Liability. The Employer, Mark IV, the Board of Directors, the Committee, the Trustee and any Fiduciary with respect to this Plan and, if applicable, the Trust Fund created pursuant hereto shall not be liable for any actions taken or omitted by any of them except for such acts involving gross negligence or willful misconduct of the party to be charged and except as required by ERISA. Nothing contained in this Section 6.10 shall be deemed to release, discharge or otherwise limit the liability of Mark IV, or, if a Trust Fund is established pursuant to Section 5.01 hereof, the liability of the Trust Fund and any successor in interest to Mark IV for payment to Participants of the amounts described in this Plan.

      6.11 Liability Insurance. The Committee may purchase, as an authorized expense of the Plan, liability insurance for the Plan and/or for its Fiduciaries to cover liability or losses occurring by reason of the act or omission of a Fiduciary, providing such insurance contract permits recourse by an Insurer against the Fiduciary in the case of breach of fiduciary obligation by such Fiduciary. Any Fiduciary may purchase on behalf of himself, insurance to protect himself in the event of a breach of fiduciary duty and the Employer may also purchase insurance to cover the potential liability of one or more persons who serve in a fiduciary capacity with regard to this Plan.

      6.12 Benefit Claims Procedures. The Committee shall establish a benefit claims procedure. Such procedure shall provide for the filing of claims for benefits, adequate notice in writing to any Participant or Beneficiary whose claim for benefits has been denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by the Participant, and afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim.


                                ARTICLE 7.
                     Amendment, Termination and Merger

      7.01 Amendment. The Board of Directors of Mark IV shall have the right at any time and from time to time without the consent of any Participant or Beneficiary to amend, in whole or in part, any or all of the provisions of this Plan. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing the value of a Participant's Account or depriving any Participant or the Beneficiary of any Participant of any vested portion of his Account (whether payable to the Participant or his Beneficiary immediately or in the future) under the terms of this Plan as in effect on the date of such amendment.

      7.02 Termination. Mark IV, by action of its Board of Directors shall have the right at any time to discontinue its contributions hereunder and to terminate this Plan. Upon complete termination of the Plan, whether by action of the Board of Directors or otherwise, all Participants shall become fully and non-forfeitably vested in the value of their respective Accounts. In the event the Plan is terminated, the value of a Participant's Account shall not be required to be distributed to the Participant until such times as are required by Article 4 hereof. In addition, in the event the Plan is terminated, the amount of a Participant's Account which is not allocated to the purchase of Phantom Stock shall continue to earn interest at the Applicable Interest Rate during the period between the date this Plan is terminated and the date benefits under this Plan are paid to the Participant and, during such period, the price per share of common stock of Mark IV contained in the portion of the Participant's Account which is allocated to the purchase of Phantom Stock shall, subject to the provisions of Section 4.09 hereof and unless a Trust Fund is established pursuant to Section 5.01 hereof, continue to be adjusted to reflect increases or decreases in the price of such common stock as reported by the New York Stock Exchange Composite Index.

      7.03 Continuation of Plan by Successor. Mark IV will require any person, firm, corporation or other entity that becomes a successor to Mark IV, (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Mark IV to expressly assume and agree to perform the provisions of this Plan as in effect at the time any such person, firm, corporation or other entity becomes a successor to Mark IV, in the same manner and to the same extent that Mark IV would be required to perform it if no such succession had taken place. Unless this Plan be sooner terminated, a successor to the business of Mark IV by whatever form or manner resulting, may continue this Plan after such person, firm, corporation or entity becomes a successor to Mark IV by executing an appropriate supplemental agreement. In the event any successor to the business of Mark IV shall not elect to continue this Plan within the ninety days after such person, firm, corporation or other entity becomes a successor to Mark IV, this Plan shall be deemed to be terminated and the obligation to pay to each Participant the amounts described herein at the times provided for herein shall become fixed and binding obligations of such successor.

                                ARTICLE 8.
                               Miscellaneous


      8.01 No Rights Created by Plan and Trust - Terms of Employment Not Affected. Neither the establishment of the Plan or Trust nor any modification hereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant, Beneficiary or other person any legal or equitable right against Mark IV, the Employer or any officer or employee thereof, or the Trustee, or the Committee, except as herein provided. Under no circumstances shall participation in this Plan constitute a contract of continuing employment or in any manner obligate the Employer to continue the services of an Employee.

      8.02 Participants Rights Unsecured. Unless the establishment of a Trust Fund is required pursuant to Section 5.01 hereof, the Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Mark IV for payment of any distributions hereunder. The rights of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of Mark IV and neither the Participant nor his Beneficiary shall have any rights in or against any specific assets of Mark IV including, but not limited to, any assets contained in any Trust Fund established pursuant to Section
5.01 hereof.

      8.03 No Guaranty of Benefits. Nothing contained in this Plan shall be deemed to constitute a guaranty by Mark IV or any other entity or person that the assets of Mark IV will be sufficient to pay the benefits hereunder.

      8.04 Execution of Receipts and Releases. Any payment to any Participant, or to his legal representatives or Beneficiary, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan, and the Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

      8.05 Benefits Non-Assignable. No benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts or any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Committee or the Trustee, except to such extent as may be required by law.

      8.06 Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal
Law and the laws of the State of New York and all provisions hereof shall be administered according to such laws.

      8.07 Masculine Gender to Include Feminine; Singular to Include Plural. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

      8.08 Heading No Part of Plan. Heading of sections and subsections of this instrument are inserted for convenience of reference only. They constitute no part of this Plan are not to be construed in the construction hereof.

      8.09 Counterparts. This instrument may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

           IN WITNESS WHEREOF, Mark IV Industries, Inc. has caused this Plan to be executed as of the 30th day of November, 1993.



                                  MARK IV INDUSTRIES, INC.


                                  By:    /s/ William P. Montague
                                         William P. Montague
                                         Executive Vice President